EXHIBIT 10.4

                             SAMUELS JEWELERS, INC.
                        2914 Montopolis Drive, Suite 200
                               Austin, Texas 78741


                               September 29, 1998

Mr. Randy N. McCullough

Dear Mr. McCullough:

        Samuels Jewelers, Inc. ("Samuels") hereby grants to you, as of the Effective Date (as hereinafter defined) and subject to the conditions hereinafter set forth, One Hundred Thousand (100,000) shares of the Common Stock (as hereinafter defined) of Samuels (the "Restricted Stock"). This letter agreement (the "Restricted Stock Agreement") shall evidence such grant.

        1. Date of Grant: This grant shall take effect on the Effective Date, which for all purposes hereunder shall be deemed the Date of Grant.

        2. Cost of Shares of Restricted Stock: This grant of Restricted Stock is considered additional compensation, for the periods specified in paragraph 6, and shall be at no cost to you.

        3. Delivery of Restricted Stock: The Restricted Stock shall be issued to you as a matter of record as of the Date of Grant but shall not be delivered to you until certain specified conditions, hereinafter set forth, are met.

        4. Dividend Rights: You shall have full dividend rights with respect to each share of Restricted Stock, beginning with the Date of Grant, and shall retain such rights so long as such share of Restricted Stock is not forfeited by you prior to vesting or disposed of by you after vesting.

        5. Voting Rights: You shall have full voting rights with respect to each share of Restricted Stock, beginning with the Date of Grant, and shall retain such rights so long as such share of Restricted Stock is not forfeited by you prior to vesting or disposed of by you after vesting.

        6. Vesting: One quarter (25%) of the shares of Restricted Stock shall be deemed earned on the Date of Grant and shall vest and be delivered to you free of any restriction imposed hereunder on the Date of Grant, one quarter (25%) of the shares of Restricted Stock shall be deemed earned during the one-year period ending on the first anniversary of the Date of Grant and shall vest and be delivered to you free of any restriction imposed hereunder on the last day of such period, one quarter (25%) of the shares of Restricted Stock shall be deemed earned during the one-



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year period ending on the second anniversary of the Date of Grant and shall vest and be delivered to you free of any restriction imposed hereunder on the last day of such period, and one quarter (25%) of the shares of Restricted Stock shall be deemed earned during the one-year period ending on the third anniversary of the Date of Grant and shall vest and be delivered to you free of any restriction imposed hereunder on the last day of such period, provided however, that except as provided in paragraph 8 below, such shares shall vest and be delivered only if at the time set forth above for vesting and delivery you are then in the employ of Samuels or one of its subsidiaries ("Subsidiaries"), as such term is defined in ss.424(f) of the Internal Revenue Code of 1986, as amended ("Code"), and shall have been continuously so employed since the Date of Grant. If there should come a time when you are no longer employed by either Samuels or a Subsidiary of Samuels (collectively, the "Company"), then at such time all shares of Restricted Stock not yet vested shall be forfeited (except as provided in paragraph 8 below). Notwithstanding the foregoing, the Board of Directors of Samuels in its sole discretion, may accelerate the vesting schedule as set out above in whole or in part at any time and from time to time.

        7. Non-Transferability: No share of Restricted Stock shall be transferable by you prior to vesting, except pursuant to (i) will or the laws of descent and distribution upon your death or (ii) in connection with the Loan (as such term is defined in the Employment Agreement between you and Samuels dated as of even date herewith, as the same may be amended (as so amended, if amended, the "Employment Agreement")).

        8. Accelerated Vesting:

                  (a) Death or Disability: In the event of your death or Disability while in the employ of the Company, all shares of Restricted Stock not yet vested due to the restrictions set forth above shall become immediately vested and, if not already delivered, shall be delivered to you or your estate. As used herein, "Disability" shall mean the occurrence of an event or events that renders you with respect to your physical or mental condition unable to perform, in the view of the Board of Directors of Samuels and as certified in writing by a competent medical physician, the duties of your position with the Company and which results in your being entitled to benefits under Samuels' disability insurance plan.

                  (b) Termination of Employment: In the event (i) your employment by the Company is terminated Without Cause (as hereinafter defined) or (ii) you voluntarily terminate your employment with the Company for Good Reason (as hereinafter defined), then all shares of Restricted Stock not yet vested due to the restrictions set forth above shall become immediately vested and, if not already delivered, shall be delivered to you.

                  (c) Change in Control: In the event of a Change in Control (as hereinafter defined), all shares of Restricted Stock not yet vested due to the restrictions set forth above shall become immediately vested and, if not already delivered, shall be delivered to you.


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         9.       Definitions:

                  (a) "Without Cause" means any termination of your employment by the Company which is not a termination of employment for Cause or for Disability. "Cause" means (i) your conviction for, or plea of nolo contendere to, any felony; (ii) your willful fraud or material dishonesty in connection with your performance of your duties in your position with the Company; (iii) your failure, other than due to illness, Disability or death or as a result of any event that constitutes Good Reason hereunder, to substantially perform your duties in your position with the Company that results in material harm to the Company; or (iv) your gross negligence in the performance of your duties in your position with the Company (other than arising solely due to physical or mental Disability) that results in material harm to the Company; in each case, for purposes of clauses (iii) and (iv), after the Board of Directors of Samuels has provided you with 30 days' written notice of such circumstances and the possibility of an event giving rise to termination for Cause, and you fail to cure such circumstances within those 30 days. For purposes of this definition, no act, or failure to act, on your part shall be considered "willful" unless done, or omitted to be done, by you in bad faith and without reasonable belief that your action or omission was in the best interests of the Company. You shall not be deemed to have been terminated for Cause unless and until the Board of Directors of Samuels finds that your termination for Cause is justified and has given you written notice of termination, specifying in detail the particulars of your conduct found by the Board to justify such termination for Cause.

                  (b) "Good Reason," when used with reference to your voluntary termination of your employment with the Company, means (i) a change in your status, title, position or responsibilities (including reporting responsibilities) which, in your reasonable judgment, represents an adverse change from your status, title, position or responsibilities as in effect immediately prior thereto; the assignment to you of any duties or responsibilities which, in your reasonable judgment, are inconsistent with your status, title, position or responsibilities; or any removal of you from or failure to reappoint or reelect you to any of such offices or positions, except in connection with the termination of your employment for Disability, Cause, as a result of your death or by you other than for Good Reason; (ii) a breach by the Company of the compensation and benefit provisions set forth in Sections 4 through 6 of the Employment Agreement; (iii) a written notice of non-renewal of the Employment Agreement being given by Samuels to you pursuant to Section 3 thereof; (iv) the inability of Samuels and you to reach agreement on the terms of a new employment agreement prior to the Expiration Date or any Renewal Date (as such terms are defined in the Employment Agreement) that follows notice by Samuels to you of its intent to renegotiate the terms of the Employment Agreement; (v) any termination by you within twenty-four (24) months of the occurrence of a Change in Control; (vi) a material breach by Samuels of any other term of the Employment Agreement; provided, however, that none of the events described in (i) through (vi) above shall be considered Good Reason, if you consent, in writing, to the proposed action by Samuels which would otherwise constitute Good Reason prior to the time the event actually occurs; and further provided that no event described in clauses (i), (ii), or (vi) above shall be considered Good Reason until you have provided Samuels with written notice which
(a) describes the event or occurrences which you believe constitute Good Reason and (b) provide Samuels with a minimum of fifteen (15) days in which to correct


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or address such events or occurrences, after which if no such correction occurs to your reasonable satisfaction, such event shall be deemed to be Good Reason.

                  (c) "Change of Control" shall mean the occurrence of (i) the dissolution or liquidation of Samuels, (ii) a reorganization, merger or consolidation of Samuels with one or more corporations as a result of which Samuels is not the surviving corporation or as a result of which it is the surviving corporation and its outstanding voting securities are converted to or reclassified as cash, securities of another corporation or other property (unless the principal purpose of such transaction is to change the state of Samuels' incorporation), (iii) upon a sale of assets of Samuels having a fair market value equal to more than 50% of the total fair market value of Samuels' assets to an entity which is not controlling, controlled by or under common control with Samuels, or (iv) the acquisition of a record or beneficial interest in more than 30% of the then outstanding voting securities of Samuels, either in a single transaction or a series of transactions, by an entity or "group" within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, which is not an affiliate of Samuels; provided, however, that two or more persons or entities shall not be deemed to constitute a "person" or "group" for purposes hereof in respect of any securities of Samuels received by them pursuant to the Plan of Reorganization merely by virtue of the fact that such persons or entities were each Bondholders (as such term is defined in the Plan of Reorganization).

                  (d) "Common Stock" means shares of the common stock of Samuels, par value $.001 per share, authorized and issued pursuant to the terms of the Plan of Reorganization.

                  (e) "Effective Date" shall have the meaning ascribed to that term in the Plan of Reorganization.

                  (f) "Plan of Reorganization" means the Original Disclosure Statement and Plan of Reorganization dated April 30, 1998 proposed by Barry's Jewelers, Inc., as modified, as confirmed by the United States Bankruptcy Court for the Central District of California (Case No. LA 97-27988 VZ).

        10. Adjustment Upon Changes in Capitalization: In the event that each of the outstanding shares of Common Stock of Samuels shall be changed into or exchanged for a different number or kind of shares of stock or other securities of Samuels or of another corporation or entity, whether by reason of stock dividend, recapitalization, merger, consolidation, split-up, spinoff, combination, exchange of shares or the like, then there shall be substituted for each share of Restricted Stock the number and kind of shares of stock or other securities into which each outstanding share of Common Stock of Samuels shall be so changed or for which each such share shall be exchanged.

        11. Taxes: When the shares of Restricted Stock vest or upon your earlier election pursuant to Section 83(b) of the Code to be taxed at the time of the transfer of the Restricted Stock, Samuels shall withhold from any delivery of shares the amount required by law which is necessary to satisfy any federal and state income tax, as well as any Federal Insurance Contributions Act ("FICA")


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withholding requirements. At such time, Samuels shall pay to the respective taxing authority the amount of cash as is necessary (after taking into account all federal, state and local income taxes and FICA taxes which would be payable by you as a result of a deemed receipt of Samuels' payment) to place you in the same after-tax position as you would have been in if no federal, state or local income taxes were required to be withheld. For purposes of the preceding sentence, it shall be conclusively presumed that your actual rate of income tax shall equal the rate of withholding tax.

        12. Right to Continued Employment: Nothing in this Agreement shall confer upon you any right to continue in the employ of Samuels or any of its Subsidiaries or interfere with the right of Samuels or any of its Subsidiaries to terminate your employment at any time (subject to any rights you may have under a separate employment agreement).

        13. Investment Representation: In the event the Restricted Stock to be delivered to you is not registered under the Securities Act of 1933, as amended (the "1933 Act"), you represent to Samuels that the shares of Restricted Stock to be received by you will be acquired for investment for your own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that at the time of receipt of such shares of Restricted Stock you will have no present intention of selling, granting participation in or otherwise distributing the same. You will reconfirm such investment representation at the time of the future delivery of shares of Restricted Stock. You further represent that you do not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person with respect to any of the shares of Restricted Stock.

        You understand that if the Restricted Stock to be delivered to you is not registered under the 1933 Act, on the grounds that the issuance of such Restricted Stock is exempt from registration under the 1933 Act pursuant to
Section 4(2) thereof, Samuels' reliance on such exemption will be predicated on your representations set forth herein.

        You understand that the shares of Restricted Stock to be delivered to you under this Restricted Stock Agreement may not thereafter be sold, transferred or otherwise disposed of without registration under the 1933 Act or an exemption therefrom.

        In the event of any conflict between the terms of this Restricted Stock Agreement and the Employment Agreement, the terms of the Employment Agreement shall govern.

        This Restricted Stock Agreement shall be governed by, construed, applied and enforced in accordance with the laws of the state of Texas, except that no doctrine of choice of law shall be used to apply any law other than that of Texas, and no defense, counterclaim or right of set-off given or allowed by the laws of any other state or jurisdiction, or arising out of the enactment, modification or repeal of any law, regulation, ordinance or decree of any foreign jurisdiction, shall be interposed in any action hereon.

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        Any action or proceeding arising out of this Restricted Stock Agreement
(excluding any actions or proceedings subject to the mandatory arbitration provisions set forth below, but including any action to confirm an award of such arbitrators and enter judgment thereon) may be commenced in the courts of the state of Texas located in the County of Travis or the United States District Courts located in the County of Travis. Samuels and you consent to in personam jurisdiction with respect to such courts, agree that venue will be proper in such courts and waive any objections based upon forum non conveniens. This choice of forum shall not be deemed to preclude the enforcement of any judgment obtained in such forum or the taking of any action under this Restricted Stock Agreement to enforce same in any other jurisdiction.

        With the exception of actions to enforce an arbitration award, all claims and disputes between Samuels and you in connection with this Restricted Stock Agreement shall be submitted to final and binding arbitration administered and conducted by the American Arbitration Association in Austin, Texas pursuant to its Labor Arbitration Rules then in effect; provided, that, that the party seeking to submit a claim or dispute hereunder to arbitration shall give the other party written notice of any arbitration proceeding at least 60 days' prior to such proceeding; provided, further, that the parties mutually agree to negotiate in good faith to resolve their differences prior to such arbitration proceeding.

                                Very truly yours,

                                SAMUELS JEWELERS, INC.

                                By: /s/ E. Peter Healey
                                    --------------------------------------------
                                    Name: E. Peter Healey
                                    Title: Executive Vice President,
                                           Chief Financial Officer and Secretary


Agreed to and accepted

/s/ Randy N. McCullough
----------------------------------------
Randy N. McCullough




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